Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 9, 2026 relating to the financial statements of Vornado Realty L.P. and the effectiveness of Vornado Realty L.P.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Vornado Realty L.P. for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 22, 2026